UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                                                                                            October 19, 2004

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, New Jersey                                                          07094

(Address of principal executive offices)                                           (Zip Code)

Registrant's Telephone Number, including area code:                                                           (201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On October 19, 2004, two wholly-owned subsidiaries of The Children’s Place Retail Stores, Inc. (the "Company") entered into an Acquisition Agreement (the "Acquisition Agreement") with Disney Enterprises, Inc. ("DEI") and Disney Credit Card Services, Inc. ("DCCS") (subsidiaries of The Walt Disney Company), as sellers, to acquire the "Disney Store" chain of retail stores in North America.

          Pursuant to the terms of the Acquisition Agreement (and subject to the conditions contained therein), (1) Hoop Holdings, LLC ("USA Purchaser"), a subsidiary of the Company, agreed to acquire 100% of the outstanding equity interests in The Disney Store, LLC ("TDS USA") from DCCS and (2) a subsidiary of USA Purchaser, Hoop Canada Holdings, Inc. ("Canadian Purchaser"), agreed to acquire 100% of the outstanding shares of capital stock of The Disney Store (Canada) Ltd. ("TDS Canada," and together with TDS USA, the "TDS Companies") from DEI. Following the closing of the transactions contemplated by the Acquisition Agreement (the "Closing"), the Disney Store retail chain in North America will be operated under the name "The Disney Store" by the Company’s subsidiaries Hoop Retail Stores, LLC and Hoop Canada, Inc. (collectively, the "Hoop Operating Entities"). Effective as of the Closing, TDS Franchising, LLC ("TDSF"), an affiliate of DEI, and the Hoop Operating Entities will enter into a long-term license agreement and a long-term conduct of business agreement (collectively, the "License Agreement"), under which, in consideration of a royalty on store sales to be paid by the Hoop Operating Entities to TDSF beginning in 2006, the Hoop Operating Entities will operate retail stores in the United States and Canada from and after the Closing using the "Disney Store" name. Such stores will continue to manufacture, source, offer and sell merchandise featuring "Disney-branded" characters, past, present and future. In addition, beginning in October 2005, the Hoop Operating Entities will operate the disneystore.com internet store featuring a select assortment of merchandise offered in the physical retail locations of the Disney Stores, paying a royalty to TDSF on internet sales. Each of USA Purchaser, Canadian Purchaser and the Hoop Operating Entities are newly formed companies organized for the express purposes contemplated by the Acquisition Agreement.

          In connection with the Acquisition Agreement, the Company and USA Purchaser have agreed to enter into a Guaranty and Commitment at the Closing, pursuant to which they will provide a guarantee to TDSF and its affiliates of the payment and performance of the obligations of the Hoop Operating Entities under the License Agreement of up to $25 million as well as the performance of the obligations of their respective affiliates under the License Agreement and the other agreements entered into in connection therewith. In addition, the Company has guaranteed the obligations of USA Purchaser and Canadian Purchaser under the Acquisition Agreement.

          The Company has committed to invest up to $100 million into the remodeling and operations of the Disney Stores North America. Of this amount, an initial $50 million will be funded on the Closing Date. In exchange for the transfer of the equity interests in the TDS Companies, USA Purchaser and Canadian Purchaser will pay DEI and DCCS a working capital adjustment that will depend upon the level of inventory and other working capital at the time of the Closing. All lease obligations of the TDS Companies will continue to be obligations of the TDS Companies and will become obligations of the Hoop Operating Entities following the Closing of the transaction.

          The Company will fund its capital commitments and the working capital adjustment, as applicable, partially through cash flow from its operations and partially through short-term borrowings under an expansion of its existing working capital facility, which the Company is presently negotiating with its working capital lender, Wells Fargo Retail Finance LLC ("Wells Fargo"). The Company is also negotiating a separate working capital facility with Wells Fargo for the Hoop Operating Entities, which will fund a portion of the working capital adjustment under the Acquisition Agreement (if applicable), as well as the working capital needs of the Disney Stores North America.

          The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired and, subject to various closing conditions, the Company expects that the Closing will occur during the fourth quarter of the 2004 calendar year.

Item 9.01 Financial Statements and Exhibits

           (a)      Financial statements of business acquired: Not applicable

           (b)      Pro forma financial statements: Not applicable

           (c)      Exhibits: Not applicable

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Ezra Dabah Name: Ezra Dabah Title: Chairman of the Board and Chief Executive Officer

Dated: October 20, 2004